Exhibit 99.4

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors

Symyx Technologies, Inc.

3100 Central Expressway

Santa Clara, California 95051

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated April 4, 2010, to the Board of Directors of Symyx Technologies, Inc. (“Symyx”) as Annex J to, and to the reference thereto under the caption “THE MERGER—Opinion of Symyx’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Symyx and Accelrys, Inc. (“Accelrys” and, such joint proxy statement/prospectus, the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Accelrys. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/S/ UBS SECURITIES LLC
UBS SECURITIES LLC

May 4, 2010